Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

Companhia Vale do Rio Doce (“CVRD”)

We hereby consent to the incorporation by reference in the registration statement filed by Vale Overseas Limited and Companhia Vale do Rio Doce on Form F-3 (File n°333-110867) of our report dated January 21, 2004 relating to the Financial Statements of ALBRAS–Aluminio Brasileiro S.A. for the year ended December 31, 2003, which appears in this Form 6-K of CVRD and Vale Overseas.

Rio de Janeiro, Brazil

January 4, 2006

/s/ BDO TREVISAN

BDO TREVISAN AUDITORES INDEPENDENTES